UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NL ONE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	N/A	26-4033740
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3600 – Electronic & Other Electrical Equipment	0001486640
(Standard Industrial	(Central Index Key)
Classification)

10725 E. 27th Avenue
Spokane Valley, WA 99206
 (Address of principal executive offices, including zip code)

(509) 926-4051
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

EastBiz.com, Inc.
5348 Vegas Drive
Las Vegas, NV 89108
Phone: (702) 871-8678
(Name, Address and Telephone Number of Registrant’s Agent for Service)

With a copy to:
Andrew J. Befumo, Esq.
Befumo & Schaeffer, PLLC
2020 Pennsylvania Avenue #840
Washington, DC 20006
Phone: (202) 725-6733
Fax: (202) 478-2900

Approximate Date of Commencement of Proposed Sale to Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock offered by Company	4,000,000	$0.02	$80,000	$5.70
Common Stock offered by the Selling Shareholders	14,880,000	$0.02	$297,600	$21.22
TOTAL	18,880,000	$0.02	$377,600	$26.92

(1) Estimated solely for the purposes of calculating the registration fee under Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

NL ONE CORPORATION
18,880,000 Shares of Common Stock
 $0.02 PER SHARE

NL One Corporation is offering up to 4,000,000 shares of its common stock at $0.02 per share, and the Selling Shareholders are offering 14,880,000 shares of NL One Corporation’s common stock.  NL One Corporation will not receive any proceeds from the sale of shares by the Selling Shareholders. This is our initial public offering and no public market currently exists for our shares.  The Selling Shareholders will sell their shares at a price per share of $0.02 for net proceeds of $297,600 until our shares are quoted on the Over the Counter Bulletin Board and thereafter at prevailing market prices or in privately negotiated transactions.  While we plan to have our shares listed on the Over the Counter Bulletin Board, there is no assurance that our shares will be approved for listing on the Over the Counter Bulletin Board or any other listing service or exchange.

Offering of the Company Shares

The Company Shares are being offered on a best efforts basis by Diane L. Harder, our president and director, in a direct public offering, without any involvement of underwriters or broker-dealers. Our director will not receive any commissions or proceeds for selling shares on our behalf.  The offering price of the Company Shares is $0.02 per share.  There will be no escrow account. There is no minimum number of shares that we have to sell to the new investors.  All subscriptions for our shares sold to new investors will be immediately available for our use.   There will be no refunds. Please refer to “Plan of Distribution” beginning on page 17 of this prospectus.

We will begin accepting subscription agreements immediately upon effectiveness of this registration statement, and the offering of shares will end in 180 days as measured from the date of effectiveness of this registration statement.  We may elect to close the offering before the expiration of the 180 day period if we sell the 4,000,000 shares, or for any other reason, in our sole discretion.

Investing in our common stock involves risks. See "RISK FACTORS" starting at Page 7.

	Offering Price	Expenses	Proceeds to Us
Per Share – Maximum	$0.02	$0.0032	$0.0168

Maximum	$80,000	$12,800	$67,200

The difference between the "Offering Price" and the "Proceeds to Us" is $12,800 if all of the shares are sold in this offering. The expenses will be paid to unaffiliated third parties for expenses connected with this offering. The expenses will be paid from current funds on hand and from proceeds of this offering.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the US Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 12, 2010.

Table of Contents

Prospectus Summary	5

Risk Factors	7

Use of Proceeds	12

Determination of Offering Price	13

Dilution of the Price Per Share	13

Selling Security Holders	15

Plan of Distribution	17

Description of Securities	21

Interest of Named Experts and Counsel	22

Information With Respect to the Registrant	23

Plan of Operation	34

Management’s Discussion and Analysis of Financial Condition and Results of Operations	34

Directors and Executive Officers	36

Executive Compensation	38

Security Ownership of Certain Beneficial Owners and Management	39

Certain Relationships and Related Transactions	39

Financial Statements	41

Recent Sales of Unregistered Securities	43

Dealer Prospectus Delivery Obligation

Until 90 days after the effective date of this registration statement, or prior to the expiration of 90 days after the first date upon which these securities are bona fide offered to the public by us or by or through an underwriter after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary
The following summary highlights selected information contained in this prospectus. This summary does not contain all the information that may be important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the “Risk Factors” beginning on page 7.  References to "we," "us," "our," "NL One," or the "Company" refers to NL One Corporation unless the context indicates another meaning.

Our Company
NL One Corporation was incorporated in the State of Nevada, United States of America, on October 17, 2007 under the name Nevada Legacy Enterprises Corporation. Our fiscal year end is December 31. Our principal executive offices are located at 10725 E. 27th Avenue, Spokane Valley, WA 99206 , and our telephone number is  (509) 926-4051.  On February 4, 2010, we amended our Articles of Incorporation thereby changing our name to NL One Corporation.

We are involved in the development of fiber optic and electronic technologies to monitor a health care patient’s blood glucose levels, and for monitoring intravenous injection sites for infiltration of medication into tissue surrounding an intravenous injection site.  While the Company’s technology currently resides primarily in the health care blood and tissue monitoring field, our business model comprises the expansion of our existing technologies to other fields which we have not yet identified, as well as the development of new technologies through a comprehensive research and development program as well as through strategic acquisitions.  As of the date of this Prospectus, development of our technologies into viable working products has not begun.

We are a development stage company.  As of June 30, 2010, we have generated no revenues, have incurred $19,119 in losses since our inception on October 17, 2007, and have relied upon the sale of our securities in unregistered private placement transactions and capital contributions from our current president, Diane L. Harder, to fund our operations.   We do not expect to generate sufficient revenue to sustain operations during the next twelve months. Consequently, we will continue to depend on additional financing in order to maintain our operations and continue with our corporate activities. Based on these uncertainties, our independent auditors included additional comments in their report on our financial statements for the period from inception (October 17, 2007) to December 31, 2009, indicating concerns about our ability to continue as a going concern.

Our financial statements contain additional note disclosures describing the circumstances that led to the “going concern” disclosure by our independent auditors. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This Offering and any investment in our common stock involve a high degree of risk. If we are unable to generate significant revenue, we may be obliged to cease business operations due to lack of funds. We face many challenges to continue operations, including our lack of operating history, lack of revenues to date, lack of a developed, marketable product, and the losses we have incurred to date.

The Offering

Following is a brief summary of this Offering with respect to shares offered by the Company:

Securities being offered by the Company	Up to 4,000,000 shares are offered by the Company. 14,880,000 shares are offered by the Selling Shareholders.

Offering price per share by the Company:	$0.02 per share
Number of shares outstanding before the Offering of common shares:	34,888,000 common shares
Number of shares outstanding after the Offering of common shares:	38,888,000 common shares if all 4,000,000 shares are sold;

Use of proceeds:
The Company will not receive any proceeds from the shares offered by the Selling Shareholders.  The proceeds received by the Company from the Company’s Offering of shares shall be used to pursue protection for the Company’s intellectual property, and to fund operations.

You should rely only upon the information contained in this prospectus.  The Company has not authorized anyone to provide you with information different from that, which is contained in this prospectus.  The selling security holder is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted.

Summary of Financial Information
The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus.    You should read this information in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations and the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet Data	As of June 30, 2010
Total Assets	$3,332
Total Liabilities	$9,491
Shareholder’s Equity	$(6,159)
Operating Data	October 17, 2007 (inception) through June 30, 2010
Revenue	$0
Net Loss	$19,119
Net Loss Per Share	$.00

As shown in the financial statements accompanying this prospectus, NL One has had no revenues to date and has incurred only losses since its inception.  The Company has had no operations and has been issued a “going concern” opinion from our auditors based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

Risk Factors

An investment in our common stock is speculative and involves a high degree of risk and uncertainty. You should carefully consider the risks described below, together with the other information contained in this document, including the financial statements and notes thereto of our Company, before deciding to invest in our common stock. The risks described below are not the only risks facing our Company. Additional risks not presently known to us or that we presently consider immaterial may also adversely affect our Company. If any of the following risks occur, our business, financial condition and results of operations, and the value of our common stock could be materially and adversely affected.

Risks Related to Our Business

Our technologies are not fully developed
Our technologies are in the development stage, have not been tested, and have not been reduced into fully functioning prototypes.  There is no guaranty that products based on our current technologies will be viable, or that we will be able to develop or acquire viable technologies.

We must obtain governmental approvals or clearances before we can sell  products based on our technologies
We intend to test and market our products in the United States and worldwide.  In order to market medical products in the United States we must first obtain US FDA approval. We currently have not begun the process of determining the scope of the US FDA’s statutory and regulatory requirements for approval of the products we intend to sell, and there is no guaranty that once we initiate the process of obtaining approval by the US FDA, that we will be able to obtain such approval.  We also have not begun the process of determining the scope of regulation or obtaining approval by governmental agencies in other countries in which we plan to market our products.  Failure to obtain such approvals will have a negative impact on our business plans.

We have not researched the availability of governmental and private reimbursement systems on our planned business
Governmental and private medical reimbursement systems play an important role in the health care field.  Failure of a product to qualify for reimbursement may limit the usage or desirability of such product. Because our business is in the very early development stage and we have very limited resources, we have not examined the effect of government or private reimbursement systems on our planned business, or the steps necessary to qualify our planned products for reimbursement.  Failure to qualify our products for governmental and private reimbursement may have a material adverse effect on our business.

Impracticability of exhaustive investigation
Our limited financial resources may make it impracticable to conduct a complete and exhaustive investigation and analysis of technologies before we commit our capital or other resources thereto.  Management decisions, therefore, will likely be made without detailed feasibility studies, independent analysis, market surveys and the like which, if we had more funds available to us, would be desirable.

Lack of diversification
Our limited financial resources may prevent diversification of our technologies. The inability to diversify our activities into several unrelated areas may subject us to economic fluctuations within a particular business, industry or market segment, and therefore increase risks associated with our operations.

We cannot assure the safety or effectiveness of our products
To obtain and maintain required regulatory approvals and secure the confidence of physicians and others whose acceptance is needed for our medical products, we will need to demonstrate that our products are safe and effective. We cannot assure that our products will be deemed safe and effective. Our planned products have not been developed, used or tested, therefore, we cannot predict their safety and effectiveness.

Our patent applications and proprietary rights may not provide us with significant competitive advantage
Our success may depend heavily on our ability to obtain and retain patent protection for our product candidates, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. We currently own two pending patent applications.  We may file additional patent applications in the US and in other countries. Claims in the pending patent applications may not issue as patents, and issued patents may not provide us with meaningful competitive advantages. In addition, challenges may be instituted against the validity or enforceability of any patent owned or licensed by us. Furthermore, others may independently develop similar or superior technologies, duplicate our technologies or design around the patented aspects of our technologies. Our inability to obtain and retain patent protection and to otherwise protect our intellectual property would be materially adverse to our business.

Even if we obtain patent protection, our proposed products may infringe on third party patents
Conducting an infringement analysis to determine if our proposed products will infringe on third party intellectual property rights  is expensive, and we have not had the funds to pursue such infringement analyses. As a result we do not know if any of our proposed products would infringe upon prior or future patents owned by others.  In the event that our products would infringe on third party intellectual property rights we may be forced to acquire licenses for technology potentially useful or necessary to our business. These licenses may not be available on terms acceptable to us, if at all. Moreover, patents issued to or licensed by us may be infringed by others. The cost of litigation involving patents, whether brought by or against us, can be substantial, and can result in adverse determinations to us, including declaration of our patents as invalid.  In the event that we are unable to secure necessary licenses from third parties, or in the event that we are forced to engage in patent litigation, we may be forced to abandon our business plan and cease operations.

Our proposed products may never achieve a satisfactory level of market acceptance
Our future growth and profitability will depend, in large part, on the acceptance of our proposed products. This acceptance will be substantially dependent on educating the marketplace as to the full capabilities, distinctive characteristics and perceived benefits of the proposed products.  There is no guaranty that the marketplace will accept our products, and the failure of the marketplace to accept our products would have a material adverse effect to our business and profitability.

We may not be able to compete successfully against our competitors
We are engaged in rapidly evolving and highly competitive fields. Competition from biotechnology companies, medical device manufacturers, electronics developers, and other competitors is intense. Academic institutions, hospitals, governmental agencies, and other public and private research organizations are also conducting research and seeking patent protection and may develop competing products or technologies on their own or through joint ventures. These and other competitors’ technological advances could render our products noncompetitive or obsolete. We may be unable to respond to technological advances through the development and introduction of new products. Moreover, many of our existing and potential competitors have substantially greater financial, marketing, sales, distribution, manufacturing and technological resources than our Company. These competitors may be in the process of seeking FDA or other regulatory approvals or clearances, or patent protection, for competitive products. Our competitors could, therefore, commercialize competing products in advance of our products.

If we are unable to hire and retain qualified personnel, we may not be able to successfully implement our plan of operations
Our technologies are in the early development stage, and we intend to utilize third party development engineering firms to refine our technologies into viable products. Our future success will depend in part upon our ability to attract and retain highly qualified personnel. We will compete for such personnel with other companies, academic institutions, government entities and other organizations. Furthermore, hiring and retaining qualified third party engineering firms and personell  is expensive, and we may not have the funds to do so. Loss of key personnel or the inability to hire or retain qualified personnel could hurt our ability to successfully implement our plan of operation, and may cause us to cease operations.

We may rely on consultants for certain strategic activities, which results in less control over such activities
We may rely upon consultants and advisors to assist in formulating research and development strategies, testing and manufacturing, and marketing-related issues. We have less control over the activities of our consultants than we do over our employees, which may reflect negatively in the time and effort devoted to such activities. Consultants and advisors may be employed outside of our Company and may have commitments or consulting or advisory contracts with other entities that could conflict with their service to our Company.

We may be exposed to large product liability claims
Our business exposes us to potential liability risks that are inherent in the testing, manufacturing, and marketing of medical and other electronic and fiber optic products. The use of our proposed products in clinical trials may expose us to product liability claims and possible adverse publicity. These risks also exist with respect to our proposed products, if any, that receive regulatory approval for commercial sale. We do not have Product Liability Insurance coverage.    Any product liability claim brought against us, with or without merit, could result in the increase in the inability to secure coverage in the future. A product liability or other judgment against our Company would have a material adverse effect upon our financial condition.

We depend on our senior management’s experience and knowledge of the industry and would be adversely affected by the loss of our senior manager
We are dependent on the continued efforts of our president. In addition, we do not maintain life or key-man insurance.  The failure of our president to continue to provide services to the Company would have a material adverse effect on our business.

Our inability to fund our capital expenditure requirements may adversely affect our growth and profitability
Our success is dependent upon our ability to raise capital from outside sources. In the future we may be unable to obtain the necessary financing on a timely basis and on acceptable terms, and our failure to do so may adversely affect our financial position, competitive position, growth, and profitability. Our ability to obtain acceptable financing at any time may depend on a number of factors, including: our financial condition and results of operations, the condition of the economy, and conditions in relevant financial markets in the United States and elsewhere in the world.

There is doubt about our ability to continue as a going concern
Our auditor’s report on our December 31, 2009 financial statements expresses an opinion that considerable doubt exists as to whether we can continue as an ongoing business. Since our sole officer and director may be reluctant or unable to loan or advance additional capital to the Company, we believe that if we do not raise additional capital, we may be required to suspend or cease the implementation of our business plans. You may be investing in a company that will not have the funds necessary to continue to deploy its business strategies.  As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

Our sole officer and director works on a part-time basis.  As a result, we may be unable to develop our business and manage our public reporting requirements.
Our operations depend on the efforts of Ms. Harder, the sole officer and director of the Company.  Ms. Harder currently devotes approximately 15 hours per week to our operations.  Because of this, we may be unable to develop and manage our business.  If we lose Ms. Harder, the Company may consequently, be forced to terminate operations and go out of business.

Even if we raise the full amount of this offering, we still may not have sufficient funds to continue operations.
Development of our product line will be costly, and we do not expect the amount we seek in this offering to be sufficient to fully develop and bring our products to market.  As a result, if we  are unable to raise additional capital in the future we may not be able to maintain operations, and you may lose your entire investment.

Risks related to our common stock

The market price for our common stock may be volatile
The market price for our common stock is likely to be highly volatile and subject to wide fluctuations in response to factors including the following: actual or anticipated fluctuations in our quarterly operating results, announcements of new products by us or our competitors, changes in financial estimates by securities analysts, announcements by our competitors of significant acquisitions, strategic  partnerships, joint ventures or capital commitments, additions or departures of key personnel, potential litigation, or conditions in the market. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies.   These market fluctuations may also materially and adversely affect the market price of our common stock.

Investors may be able to obtain our securities at a better price from the selling security holders
We are selling our securities at a fixed price while the selling shareholders may sell at negotiated prices after our shares are quoted on the OTC Bulletin Board.  Therefore Investors considering purchasing our shares may be able to obtain a better price by purchasing shares from the selling security holders rather than purchasing shares from the Company.

Because there is no minimum shares required to be purchased, the total proceeds received by the Company might not be enough to sustain operations.
Because there is no minimum number of shares subscriptions required in this offering, your investment funds will not be escrowed, and all funds raised will be immediately available to the Company.  In the event that the Company does not raise sufficient funds to sustain operations you may lose part or all of your investment.

Shareholders could experience substantial dilution
We may seek funding through the issuance of convertible notes and warrants, private placements, convertible debentures, and other issuances of our capital stock.  If we issue additional shares of our capital stock, our shareholders will experience dilution in their respective percentage ownership in the Company.

We have no present intention to pay dividends
We have never paid dividends or made other cash distributions on our common stock, and we do not expect to declare or pay any dividends in the foreseeable future. We intend to retain any future earnings for working capital and to finance current operations and expansion of our business.

A large portion  of our  common  stock  is  controlled  by a small  number  of shareholders
As of the date of this offering approximately 57.3% of our common stock is held by a single shareholder, and approximately 42.7% of our common stock is held by 33 shareholders.   In the event that all 4,000,000 shares registered in this offering are sold, approximately 51.5% of our common stock will be held by a single shareholder, and approximately 38.3% of our common stock will be held by the 33 shareholders. As a result, these shareholders are able to influence the outcome of shareholder votes on various matters, including the election of directors and extraordinary corporate transactions, including business combinations. In addition, the occurrence of sales of a large number of shares of our common stock, or the perception that these sales could occur, may affect our stock price and could impair our ability to obtain capital through an offering of equity securities.

Our Common Stock’s small public float and lack of liquidity could adversely affect investors.
The  ratios of ownership of our common stock reduce the public float and liquidity of our common stock.  Because less than 50% of our common stock is in the public float, investors have limited ability to affect corporate decisions.  Additionally, reduced liquidity can have a negative impact on the market price of our common stock and make it difficult or impossible for investors to sell their shares.

Our common stock is considered a "penny stock" and may be difficult to sell
Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company’s securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing of monthly account statements.  For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of these additional sales practices could adversely affect your ability to dispose of our stock.

Use of Proceeds

Our Offering is being made on a self-underwritten basis: The maximum number of shares offered by the Company is 4,000,000 shares.  The Offering price per share is $0.02. The following table sets forth the use of proceeds if $20,000, $40,000, $60,000 and $80,000 is raised in this offering.

	If 1,000,000 Shares Sold	If 2,000,000 Shares Sold	If 3,000,000 Shares Sold	If 4,000,000 Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$20,000	$40,000	$60,000	$80,000
Offering Expenses	$11,750	$12,500	$12,650	$12,800
NET PROCEEDS	$8,250	$27,500	$47,350	$67,200
Patent Fees and Expenses	$2,250	$8,000	$10,200	$10,200
Website Development	0	$1,500	$3,650	$4,000
Research and Development	0	$9,500	$25,000	$25,000
Office Establishment and Operating Expenses	0	$2,500	2,500	$20,000
Legal and Accounting	$6,000	$6,000	$6,000	$8,000
Total use of Net Proceeds	$7,650	$27,500	47,350	$67,200

The Company’s highest priority for use of proceeds raised in this Offering is to protect our intellectual property through the pursuit of utility patent applications.  Our next priority is research and development expense, followed by legal and accounting costs and fees, then website development, and lastly office establishment and operating expenses. In the event that the maximum number of shares is sold, the Company intends to use approximately $25,000 for research and development of our current technologies, and approximately $20,000 for office establishment and general operating expenses.  General operating expenses may include such items as  payments to third party contractors, office supplies, and related expenses.

Because legal and accounting costs cannot be reduced beyond a certain point, in the event that substantially less than the maximum number of shares are sold, legal and accounting costs become a higher priority, as shown in the table above.  After legal and accounting fees, our highest priority remains patent fees and expenses followed by research and development expense, website development, and lastly office establishment and operating expenses.

We have not established an escrow account in relation to this offering, and all subscription funds will be released to us for use in our operations.  There are no provisions to return any subscription funds once received by the Company.

Determination of Offering Price

As there is no established public market for our shares, the Offering price and other terms and conditions relative to our shares have been arbitrarily determined by NL One Corporation. The Offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.  In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the Offering price for the shares or the fairness of the Offering price used for the shares.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over the Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved. In addition, there is no assurance that our common stock will trade at market prices in excess of the Offering price, as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including depth and liquidity.

Dilution of the Price per Share

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets.  Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered.  Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.  The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

The price of the current Offering is fixed at $0.02 per share. This price is significantly greater than the price paid by the Company’s current shareholders for common equity since the Company’s inception on October 17, 2007. The Company’s shareholders paid as low as $0.000125 per share, a difference of $0.019875 per share lower than the share price in this Offering.

As of December 31, 2009, the net tangible book value of our shares of common stock was $5,281 or approximately $0.00015 per share based upon 34,888,000 shares outstanding.

Existing stockholders if all of the shares are sold

Price per share	$0.02
Net tangible book value per share before Offering	$0.00015
Potential gain to existing shareholders	$0.00204
Net tangible book value per share after Offering	$0.00219
Increase to present stockholders in net tangible book value per share after Offering	$0.00204
Capital contributions	$1,860
Number of shares outstanding before the Offering	34,888,000
Number of shares after Offering held by existing stockholders	20,008,000
Percentage of ownership after Offering	51.45%

Purchasers of shares in this Offering if all shares are sold

Price per share	$0.02
Dilution per share	$0.01781
Capital contributions	$80,000
Percentage of capital contributions	91.47%
Number of shares after Offering held by public investors	18,880,000
Percentage of ownership after Offering	48.55%

Selling Security Holders
The Selling Shareholders named in this prospectus are offering all of their 14,880,000 shares of common stock through this prospectus.  These shares were acquired from us during August of 2009 in private placements in which we received total consideration in the amount of $1,860.  The private placements were exempt from registration under Regulation D of the Securities Act of 1933.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the Selling Shareholders, including:

1.	the number of shares owned by each prior to this Offering
2.	the total number of shares that are to be offered for each
3.	the total number of shares that will be owned by each upon completion of the Offering
4.	the percentage owned by each upon completion of the Offering

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares Owned Upon Completion Of This Offering	Percentage of Shares Owned Upon Completion Of This Offering
Jessie Ennis	400,000	400,000	0	0%
Avis Berryman	400,000	400,000	0	0%
Calation Graham Jr	400,000	400,000	0	0%
Arthur Payne	400,000	400,000	0	0%
Myra Berryman	400,000	400,000	0	0%
Calation Graham Jr.	400,000	400,000	0	0%
Keicia Webster	400,000	400,000	0	0%
April Bumbrey	600,000	600,000	0	0%
Jennifer Tetteh	400,000	400,000	0	0%
Teneka Payne	400,000	400,000	0	0%
James Johnson	400,000	400,000	0	0%
Eric Berryman	400,000	400,000	0	0%
Wanda Berryman	400,000	400,000	0	0%
Gerald Massey	400,000	400,000	0	0%
Larry Ford	400,000	400,000	0	0%
Randy Cook	600,000	600,000	0	0%
Wayne Waller	400,000	400,000	0	0%
Rosalind Waller	600,000	600,000	0	0%
Keith Stefan Berryman	400,000	400,000	0	0%
Michelle Payne	400,000	400,000	0	0%
Charissa Payne	400,000	400,000	0	0%
Latonya Berryman	400,000	400,000	0	0%
Brenda Bumbrey	400,000	400,000	0	0%
Mitchell Smith	600,000	600,000	0	0%
Calvin Boxley	600,000	600,000	0	0%
Jessica Robinson	480,000	480,000	0	0%
Theresa Robinson	480,000	480,000	0	0%
Amber Grayson	480,000	480,000	0	0%
Erica Dean	480,000	480,000	0	0%
Jenifer Morris	480,000	480,000	0	0%
Jackson Morris	480,000	480,000	0	0%
John M. Payne	400,000	400,000	0	0%
Chris Perrot	600,000	600,000	0	0%
TOTAL	14,880,000	14,880,000	0	0%

The named party beneficially owns and has sole voting and investment over all shares or rights to these shares.  The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.  The percentages are based on 34,888,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholders at any time within the past three years;
(2)	has ever been one of our officers or directors;
(3)	has been a registered broker-dealer or an affiliate of a registered broker-dealer.

Ms. Harder is personally acquainted with our shareholders, and solicited their investment in the private placement.  Ms. Harder did not use any finders or brokers in the solicitation of the investors and did not pay any fees or commissions.

Plan of Distribution

Shares Offered by the Selling Stockholders

The selling security holders may sell some or all of their shares at a fixed price of $0.02 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices.  Prior to being quoted on the OTCBB, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents to enable our shares to be quoted on the OTCBB, nor can there be any assurance that an application for quotation will be approved.

Once our shares are quoted on the OTCBB, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,
•	transactions involving cross or block trades on any securities or market where our common stock is trading,
•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or
•	any combination of the foregoing.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus.

Shares Offered by the Company

This is a self-underwritten offering that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to her for any shares she may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Diane L. Harder, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officer and director will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The officer and director will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.  Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of her participation; and,
b.  Our officer and director will not be compensated in connection with her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
c.  Our officer and director is not, nor will be at the time of her participation in the Offering, an associated person of a broker-dealer; and
d.  Our officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Company otherwise than in connection with transactions in securities; and (B) was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (C)
she does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.
e.  Our Officer and Director will limit her participation in the Offering to the following activities  as outlined in paragraph (a)4(iii) of Rule 3a4-1:
(A) Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation of a potential purchaser; Provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;
(B) Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; Provided, however, That the content of such responses are limited to information contained in this registration statement ; or
(C) Performing ministerial and clerical work involved in effecting any transaction.

Only after our registration statement is declared effective by the Securities and Exchange Commission, will we accept subscription agreements.   No shares purchased in this Offering will be subject to any kind of lock-up agreement. There is no minimum number of shares we must sell before closing this offering.  Investors become committed to purchase the shares we are offering immediately upon subscribing for such shares.  Investors will own the shares they purchase immediately upon submission of a fully executed subscription agreement together with subscription funds.  Investors cannot revoke their intention to purchase our securities, and there will be no refund of subscription funds.  We may close this offering at any time prior to the 180 day period for any reason in our sole discretion.

Neither the Company’s management nor any of their affiliates will purchase shares in this Offering.

Section 15(g) of the Exchange Act

Our shares are “penny stocks” covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker-dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale.  Consequently, the Rule may affect the ability of broker-dealers to sell our securities and also may affect your ability to resell your shares.

Section 15(g) also imposes additional sales practice requirements on broker-dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to an understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker-dealer compensation; the broker-dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker-dealers and their associated persons.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

The foregoing rules apply to broker-dealers.  They do not apply to us in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares because many brokers are unwilling to buy, sell or trade penny stocks as a result of the additional sales practices imposed upon them.

Regulation M

We are subject to Regulation M of the Securities Exchange Act of 1934.  Regulation M governs activities of underwriters, issuers, selling security holders, and others in connection with offerings of securities.  Regulation M prohibits distribution participants and their affiliated purchasers from bidding for purchasing or attempting to induce any person to bid for or purchase the securities being distributed.  Our president and director, who will sell the shares, is aware that she is required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended.

Offering Period and Expiration Date

The offering of securities by the Company will start on the date that this registration statement is declared effective by the SEC and continue for a period of 180 days unless the offering is completed or otherwise terminated by us.

Procedures for Subscribing

We will not accept any money until the SEC declares this registration statement effective.  Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.	execute and deliver a subscription agreement; and
2.	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “NL ONE CORPORATION.”

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. Subscriptions for securities will be accepted or rejected within 48 hours of our receipt. We will return all monies from rejected subscriptions immediately to the subscriber, without interest or deductions.

Description of Securities

Common Stock

The following description of our capital stock and provisions of our Articles of Incorporation, as amended, and Bylaws is only a summary. You should also refer to our Articles of Incorporation, as amended, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and our Bylaws, a copy of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

We are authorized to issue up to 80,000,000 of our Common Shares, Par Value $.0001 per share.  Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for the election of directors in our Articles of Incorporation, as amended. This means that the holders of a majority of the shares voted can elect all of the directors then standing for election. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine from time to time.

Holders of common stock have no preemptive subscription, redemption or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, the holders of common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any outstanding preferred stock. Each outstanding share of common stock is, and all shares of common stock to be issued in this Offering, when they are paid for will be, fully paid and non-assessable.

As of the date of this prospectus, we have not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock
Our Board of Directors has the authority to issue up to 10,000,000 shares of undesignated preferred stock and to determine the rights, preferences, privileges and restrictions of such shares without any further vote or action by the shareholders. Our Board of Directors, without shareholder approval, can issue preferred stock with voting and conversion rights, which could adversely affect the voting power of the holders of our common stock. We have no present intention to issue shares of preferred stock. The potential future issuance of preferred stock under certain circumstances may have the effect of delaying, deferring or preventing a change in control of us or otherwise adversely affecting the rights of the holders of common stock.

Anti-Takeover Provisions
Our bylaws provide that one or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.  The two-thirds requirement is intended to protect shareholder interests by providing the Board of Directors a means to attempt to deny coercive takeover attempts or to negotiate with a potential acquirer in order to obtain more favorable terms. However, such provision could discourage, delay or prevent an unsolicited merger, acquisition or other change in control of our company that some shareholders might believe to be in their best interests or in which shareholders might receive a premium for their common stock over the prevailing market price. This provision could also discourage proxy contests for control of the Company.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed for such purpose on a contingency basis, or had, or is to receive, in connection with this Offering, a substantial interest, direct or indirect, in us or any of our parents or subsidiaries, if any, nor was any such person connected with us or any of our parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that involve assumptions, and describe our future plans, strategies, and expectations. Such statements are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished.

Such forward-looking statements include statements regarding, among other things, (a) the potential markets for our products, our potential profitability, and cash flows (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Plan of Operation" and "Description of Our Business and Properties," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally.  In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we have provided in this registration statement such further material information as may be necessary to ensure that the required statements, in light of the circumstances under which they are made, are not misleading.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic, and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Information about the Company

Description of Business

NL One Corporation was incorporated in the State of Nevada, United States of America, on October 17, 2007 under the name Nevada Legacy Enterprises Corporation. Its fiscal year end is December 31. Neither the Registrant nor any of its significant subsidiaries have been a party to any bankruptcy, receivership, or similar proceedings. Our principal executive offices are located at 10725 E. 27th Avenue, Spokane Valley, WA 99206 , and our telephone number is  (509) 926-4051.  We currently have no employees, and rely on the services of our sole officer and director.

Prior to December 19, 2008 the Company had no significant business activities.  On December 19, 2008 the Company issued 1000 shares of its common stock to Diane L. Harder in exchange for consideration in the amount of $500, resulting in a change of control of the Company. On July 22, 2009 we acquired from our President and Director the rights to 2 inventions: a Non-Invasive Blood-Glucose Level Tester;  and a Thermal Detection of Intravenous Infiltration in exchange for consideration in the amount of one dollar.    On February 4, 2010, we amended our Articles of Incorporation thereby changing our name to NL One Corporation.

General

Our focus is to develop and market new and innovative electronic, fiber optic, and information technologies.  We currently own the rights to two patent pending technologies for health care monitoring devices.  However, while our current technologies focus on health care, we plan to expand these technologies into applications for other market segments, and we may also pursue new technologies in areas not related to the health care industry. Because the expansion of our technologies into other market segments will not occur for the foreseeable future, the following discussion of our business will focus on our current health care related technologies.

Because our business is in an early development stage, and we have very limited resources, we have not examined the effect of government or private reimbursement systems on our planned business, or the steps necessary to qualify our products for reimbursement.

OUR MARKET

The healthcare industry faces many challenges in today's environment of governance and regulatory compliance, and this picture will become even more complex if a national healthcare system takes shape in the coming years. Today, in order to remain competitive, healthcare organizations must focus on cost-control, and protect against risks. These are the precise issues to which our current technologies are dedicated.

Home Healthcare Industry

Home healthcare care can be tailored to meet the individual’s needs, and provides an alternative to expensive stays in hospitals or skilled care facilities. Familiarity and patient comfort are the best arguments for home care even in cases where the household has not been ideally equipped.

Clients typically require services due to permanent disability, long-term health conditions, acute illness, or permanent illness. Advances in medical devices and technology have made home care a viable alternative to institutional care for the treatment of many conditions, and although hospitals remain the primary providers of medical services, Home Healthcare services have capitalized on the need to lower the overall cost of medical care.

Prevalent ongoing home healthcare services include treatment for diabetes, and delivery of nutrients and medications intravenously.

Based on the above mentioned factors, NL One Corporation has decided to focus initially on the care and monitoring of patients suffering from diabetes, and those requiring ongoing infusion therapy. To this end, we have filed U.S. patent applications for two relevant technologies, a Non Invasive Blood Glucose Tester, and a Thermal Detector of Intravenous Infiltration, as part of our core proprietary corporate assets.

OUR PRODUCTS

Non Invasive Blood Glucose Level Tester

Our blood glucose level tester technology is in the early development stage, our technology has not been tested or proven, and we have not yet developed a working prototype.  The anticipated product will continuously monitor a patient’s blood glucose levels using a non-invasive sensor, preferably taped to a patient’s arm.  The sensor uses a chemical switch that does not puncture the patient’s skin, and does not come in contact with the patient’s blood.

Monitoring the level of glucose in certain individuals is vitally important to their health. High or low levels of glucose may have detrimental effects. The monitoring of glucose is particularly important to individuals with diabetes, as they must determine when insulin is needed to reduce glucose levels in their bodies or when additional glucose is needed to raise the level of glucose in their bodies.

A conventional technique used by many diabetics for personally monitoring their blood glucose level includes the periodic drawing of blood, the application of that blood to a test strip, and the determination of the blood glucose level using calorimetric, electrochemical, or photometric detection. This technique does not permit continuous or automatic monitoring of glucose levels in the body, but typically must be performed manually on a periodic basis. Unfortunately, the consistency with which the level of glucose is checked varies widely among individuals. Many diabetics find the periodic testing inconvenient and they sometimes forget to test their glucose level or do not have time for a proper test. In addition, some individuals wish to avoid the pain associated with the test. These situations may result in dangerous hyperglycemic or hypoglycemic episodes.

Other devices have been developed for continuous or automatic monitoring of glucose in the blood stream. A number of these devices use electrochemical sensors, which are directly implanted into a blood vessel or in the subcutaneous tissue of a patient. However, these devices are typically large, bulky, and/or inflexible, and many cannot be used effectively outside of a controlled medical facility, such as a hospital or a doctor's office, unless the patient is restricted in his or her activities. Additionally, these devices require a sensor to be implanted in the patient.

The patient's comfort and the range of activities possible while the sensor is implanted are important considerations in designing extended-use sensors for continuous or automatic monitoring of glucose levels. There is a need for a small, comfortable device, not requiring surgical implantation, which can continuously monitor the level of glucose while still permitting the patient to engage in normal activities. Continuous and/or automatic monitoring of glucose can provide a warning to the patient when their glucose is at or near a threshold level so that the patient can take appropriate action in a timely manner.

NL One Corporation’s blood glucose level tester technology comprises a procedure and device for the continuous and/or automatic monitoring of the patient’s glucose levels using a sensor taped or otherwise removable attached to the patient. The device will use a sensor which will contain a bio-chemical switch known as a fullerene, which will trigger an alarm when a patient becomes hyperglycemic or hypoglycemic. Fullerenes are large carbon molecules that can act as a bio-chemical switch. Unlike traditional blood glucose level testing methods, the technology we are developing will be non-invasive, and will not require contact with the patient’s blood.  The technology instead senses minute changes in the patient’s body chemistry, which manifest themselves in minute changes in the chemical makeup of perspiration.  This change can be detected as a “scent” which is not perceivable to humans, and accompanies both hyperglycemia and hypoglycemia. The fullerene sensor will be designed to contact and react with chemicals carried in human perspiration.  The fullerene will be calibrated to switch “on” when an individual’s body chemistry change reaches a pre-determined threshold.  An on-board micro-processor will store data, and trigger a patient alert, such as an audible alarm device incorporated in the device housing.

There are currently no products on the market, and we do not know of any devices that have been developed, which provide non-invasive continuous monitoring of blood glucose levels.  Currently, the only known method to detect early signs of hyperglycemia or hypoglycemia through non invasive means is through the use of specialty-trained canines to detect the scent change which accompanies hyperglycemia and hypoglycemia.  However, these specialty-trained canines are expensive, and are not practical for constant monitoring, or monitoring during certain activities.  The fullerene switch based technology will be used to develop devices, which we expect to be small, and comfortable when used, thereby allowing a wide range of activities.

Our blood glucose level tester technology is in the very early development stage, and there is no proof as to whether this technology will function as anticipated.  To date the only step we have taken is to file a patent application to protect our intellectual property rights, and no steps have been taken to develop a product based on the technology.  While  we expect many components of the system, such as the microprocessor and sensor housing to be relatively straight forward to develop with existing technology, development has not begun, and development of the fullerene chemical switch is a significant hurdle, and will require substantial investments of both money and time to develop.

Thermal Detection of Intravenous Infiltration

Our technology for thermal detection of intravenous infiltration is in the early development stage, the technology has not been tested or proven, and we have not yet developed a working prototype.

Intra-venous infiltration, a major complication of IV therapy also known as extravasation, occurs when IV fluid penetrates the tissue surrounding an IV injection site.   Infiltration may develop in different ways – the steel needle or plastic cannula may pierce the wall of the vein, allowing fluid to flow into the interstitial space; a clot distal to the cannula may develop, causing narrowing of the vein wall, blocking blood flow, increasing backpressure, and infiltration at the needle insertion site; certain IV fluids may cause change in blood pH and constriction of veins with increasing pressure and subsequent infiltration; the IV cannula or the infused solution may cause an inflammatory reaction, increasing permeability of the vein and allowing fluid to leak into surrounding tissues; and the cannula may be dislodged from the vein.  The extent of tissue damage caused by infiltration depends on the drug, the dosage, the site of IV administration, and the exposure duration.  Severe infiltration injuries often require surgical treatment and even amputation.

There are several methods currently existing for detecting infiltration: visual and tactile examinations; monitoring IV line pressure; checking for blood return; and electromagnetic radiation detection.

Visual and tactile examinations of IV sites are the most widely used methods for detecting infiltrations.  The infiltrated site may appear swollen or puffy.  In this case erythema may also be present.  Infiltrations may also appear as a pale area where the infiltrate has pooled below the skin.  The skin may feel cooler than the surrounding area due to rapid entrance of the IV fluid into the tissue before it can be warmed to body temperature.  However, visual and tactile examination does little or nothing to prevent tissue damage; by the time infiltration is discoverable by these methods, damage has already occurred.

One commercial device, the Venoscope, uses transillumination to locate the patient’s peripheral venous network.  It employes two movable optical fibers to illuminate the skin.  The veins appear as dark areas beneath the skin.  Detection of veins is by visual inspections.  One must use the Venoscope in a dimly lit room in order to have sufficient contrast to locate the venous network.  The Venoscope has also been used to detect IV infiltration.  The procedure is more labor intensive than the normal tactile and visual inspection.  As with all visual inspection methods, infiltration can only be detected when a doctor or nurse is present, and by the time infiltration is discovered, tissue damage is likely to have occurred.  Furthermore, the determination of whether or not infiltration has occurred rests on the subjectivity of the person making the determination.

IV infiltration may also be detected through the monitoring of IV pressure.  One such method measures the in-line IV pressure and another measures the in-line IV pressure dissipation after a brief pressure increase.  However, perfusion, diffusion, and metabolic processes occurring in living tissue and intra- and inter-patient differences render the use of pressure monitoring for infiltration detection ineffective.

Another commonly used method of checking for infusion is to check for a blood return.  The presence of a blood return can be checked by removing the positive pressure to the infusion controller (either gravity or infusion pump).  Lack of a blood return indicates infiltration.  However, this method suffers from several shortcomings.  While the lack of a blood return indicates infiltration, the presence of a blood return cannot be construed as the absence of an infiltration.  Furthermore, as with the visual inspection method, by the time infiltration is discovered, tissue damage is likely to have occurred.

Another method of detecting infiltration is described by U.S. Pat. No. 4,877,034 to Atkins.  The Atkins invention teaches an IV monitoring system that allows detection of tissue infiltration by exposing tissue surrounding the site of intravenous injection to a plurality if wavelengths of electromagnetic radiation.  Changes in the relative levels of detected radiation at each wavelength as compared to a baseline reading indicate tissue infiltration.  Electromagnetic radiation sources of at least two difference wavelengths of radiation are used to direct electromagnetic radiation at the tissue surrounding the intravenous insertion sight.  The amount of radiation reflected, scattered and absorbed under particular conditions depends on the wavelength of the electromagnetic radiation and local tissue properties.  The intensity of detected radiation at the two wavelengths changes when infiltration occurs, and this change will be different for the different wavelengths.  In other words, infiltration affects the alteration of detected electromagnetic radiation at one wavelength more than the other, allowing the difference to be used to indicate infiltration.  While Atkins teaches a noninvasive method of detecting tissue infiltration, it is unnecessarily complex.

Our technology, once developed, will employ a plurality of thermo sensors mounted to a patient’s skin in an area surrounding and at least one centimeter away from an IV infusion site and the vein in which the IV is inserted.  As IV fluid enters the circulatory system, the area surrounding the IV infusion site decreases.  For any given temperature of IV fluid, the anticipated temperature drop is calculated for the tissue surrounding the IV site.  If the temperature drop in the tissue surrounding the IV infusion site drops below the pre-determined limit, IV infiltration is indicated, and an alarm sounds.

The thermo-sensor will be mounted to a patients skin with tape or other adhesive, and may be mounted in a carrier or housing taped to a patient’s skin.  Temperature readings from the sensors will be transmitted to a microprocessor through optical fibers where the temperature readings will be compared to a baseline reading taken before insertion of the IV.  When the temperature readings drop below a pre-determined threshold, the microprocessor will trigger an alarm to notify attending medical personnel of the possible infiltration.

Our thermal detection of intravenous infiltration technology is in the very early development stage, and there is no proof as to whether this technology will function as anticipated..  To date the only step we have taken is to file a patent application to protect our intellectual property rights, and no steps have been taken to develop a product based on the technology. While we believe that our method with regards to this technology is sound, product development has not begun, and development and testing are a significant hurdles which will require substantial investments of both money and time.

PRODUCT DEVELOPMENT

Our technologies are in the early development stage.  We intend to utilize third party development engineering firms to refine our technologies into viable products.  We intend to only work with third parties when we retain broad rights to commercially utilize the technological advancements made by the third parties.  Development contracts will be structured to provide third party firms with incentives to provide timely and satisfactory performance by associating payments with the achievement of substantive development milestones, or by providing for the payment of royalties to them based on sales of the developed product.   However, there is no guaranty that we will be able to retain needed third party firms on favorable terms.  The failure to retain needed developers may delay or prevent commercialization of our technologies.

INTELLECTUAL PROPERTY

We believe that our competitive position will depend in part upon our ability to obtain and enforce intellectual property rights protecting our technology. To protect our intellectual property rights, we intend to rely on a combination of patents, trademarks and trade secret laws, as well as confidentiality, consulting and employee agreements. As of June 30, 2010, we owned two pending provisional U.S. patent applications, covering non-invasive blood glucose level tester, and thermal detection of IV infiltration. Our provisional U.S. patent applications expire on August 6, 2011, and regular utility patent applications must be filed before that date to ensure full protection of our patent rights. We intend to file for additional patents when appropriate to strengthen our intellectual property rights. We also intend to license and acquire intellectual property from third parties.

Our patent applications may not result in issued patents, and we cannot assure you that any patents that have or might be issued will protect our intellectual property rights or will be able to be successfully enforced. Even if valid and enforceable, our patents may not be sufficiently broad to prevent others from developing products that are similar to ours. Any patents issued to us may be challenged by third parties as being invalid or unenforceable, or third parties may independently develop similar or competing technology that avoids our patents. We cannot be certain that the steps we take will prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States.

The medical device industry has been characterized by frequent and extensive intellectual property litigation. It is possible that our competitors or other patent holders may assert that products we develop are covered by their patents. In addition, our competitors may infringe our issued patents, if any, on the basis that their devices or the methods employed in their procedures are covered by our patents. Enforcing our patent rights, however, will be expensive and time-consuming and could distract management and harm our business and such enforcement efforts might not be successful.

An adverse determination in litigation or interference proceedings to which we may become a party relating to intellectual property could subject us to significant liabilities to, or require us to seek licenses from, third parties. Furthermore, if we are found to willfully infringe third-party intellectual property rights, we could, in addition to other penalties, be required to pay treble damages. Although intellectual property disputes in the medical device area have often been settled through licensing or similar arrangements, costs associated with such arrangements may be substantial and could include ongoing royalties. We may be unable to obtain necessary licenses on satisfactory terms, if at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could have an adverse material effect on our business.

COMPETITION

We believe that our ability to compete effectively will depend on such factors as:

•	the ability to develop our technologies into viable products;

•	our reputation and development of relationships with hospitals and members of the home healthcare industry;

•	obtaining clinical evidence demonstrating the safety and effectiveness of devices based on our technologies;

•	the cost of developing our devices; and

•	our ability to develop our technologies prior to competing technologies entering the market.

•	obtaining the rights to new technologies;

•	diversifying into fields other than medical related technologies;

•	attracting and retaining skilled personnel;

•	obtaining patents or other intellectual property protection for our technologies; and

•	conducting clinical studies and obtaining and maintaining regulatory approvals.

Our industry is highly competitive, subject to change and significantly affected by new product introductions and other activities of industry participants. Our competitors have significantly greater financial and human capital resources than we do and have established reputations and worldwide distribution channels, all of which we are lacking.  We compete against very large and well-known medical device manufacturers including Johnson & Johnson, Medtronic and other large medical device developers and manufacturers.  In addition, each of those companies, along with others, has the financial resources, distribution channels and engineering expertise to potentially develop and commercialize products that compete with our technologies.

Because of the size of the market opportunity for the treatment of diabetes and detection of IV infiltration, competitors and potential competitors have historically dedicated and will continue to dedicate significant resources to aggressively promote their products or develop new products. New product developments that could compete with us more effectively are likely because of the prevalence of diabetes and IV infiltration, and the extensive research efforts and technological progress that exist within the market. Furthermore, as products based on our technologies are not yet developed, competitors may develop successfully develop and market competing technologies before products based on our technologies can be developed.

GOVERNMENT REGULATION

Products based on our current technologies will be medical devices, subject to extensive and rigorous regulation under the Federal Food, Drug and Cosmetic Act, or the FDCA, as implemented and enforced by the FDA, as well as the laws and regulations implemented and enforced by other federal, state and local regulatory bodies in the United States and comparable authorities in other countries. We may be required to file for and obtain either 510(k) clearance or a pre-market approval application for those products or indications. Pursuit of FDA approval may involve clinical trials, and can require large capital expenditures.  Even if we do raise sufficient funds to pursue FDA approval, there is no guarantee that the FDA will ultimately approve our products.

We may be required to submit a pre-market approval application to the  FDA for review that is supported by extensive data, including technical, preclinical, clinical trials, manufacturing, and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the products we intend to sell.  As the Company has limited resources, and is in a very early developmental stage, we have not yet determined the scope of the FDA’s statutory and regulatory requirements for approval of the products we intend to sell.

EMPLOYEES

We currently have no employees. Our sole officer and Director provides services to us on an as-needed basis. When we commence full operations, we plan to hire full-time management and administrative support staff.

Description of Property

We do not hold ownership or leasehold interest in any property.  The Company’s registered agent is located at located at 5348 Vegas Drive, Las Vegas, NV 89108.  Company operations currently take place at Ms. Harder’s residence located at 10725 E. 27th Avenue, Spokane Valley, WA 99206.  The Company does not pay any rent for use of Ms. Harder’s residence.

Legal Proceedings

We may be involved from time to time in ordinary litigation, negotiation and settlement matters that will not have a material effect on our operations or finances. There are no known pending legal proceedings to which the Registrant or its management is a party or of which any of their property is the subject, no such proceedings are known to have been threatened, and no such proceedings are known to be contemplated by governmental authorities.

Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

There is no established United States public market for our common stock.  Our common stock is not listed on a public exchange; however, we will be filing to obtain a listing on the OTCBB. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents, nor can there be any assurance that such an application for quotation will be approved.

We have 34 holders of record of our common shares as of September 30, 2010.

We have issued 34,888,000 common shares since our inception On October 17, 2007 as follows:  We have issued 20,008,000 shares to our sole president and director; and we have issued 14,880,000 shares in private offerings to non-affiliate friends, family, and business associates of our director. We have agreed to register the 14,880,000 shares belonging to non-affiliate shareholders.

We do not have any compensation plan under which equity securities are authorized for issuance. There are no outstanding options or warrants or securities that are convertible into shares of common stock.  We have never paid cash dividends on any of our securities, and we have no present intentions of paying any cash dividends for the foreseeable future.

Selected Financial Data

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Supplementary Financial Information

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Management's Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of June 30, 2010, the Company has working capital of $1,512 and an accumulated deficit of $19,119.

Since we initiated our business operations we have been funded primarily by the private sale of equity to investors.  From inception through the period ended June 30, 2010, our operations were funded by the sale of equity to shareholders and capital contributions from our President, which collectively totaled $12,960. Through June 30, 2010, we had used approximately $11,448 of those funds for our operations.

We currently have very little cash on hand and no other liquid assets.  Therefore, in order to carry on our business, we must obtain additional capital. The Company intends to fund continuing operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital, and other cash requirements for the next twelve months.

As of June 30, 2010 we had no material commitments for capital expenditures.

Results of Operations

Due to our lack of funds, our operations are very limited.  As a result, we realized no revenue during the period ended June 30, 2010 , and inflation and changing prices have had no impact on the Registrant's revenues or income from continuing operations since inception.

While the Registrant currently owns the rights to two pending patent applications, it remains uncertain whether either or both patent applications will ever issue.  Furthermore, our patent counsel informs us that the cost of both obtaining and enforcing patent protection is difficult to estimate.  The inability to obtain or enforce patent protection on our technologies may have a material unfavorable impact on our ability to earn revenue or income from continuing operations.

PLAN OF OPERATION

Our cash balance is $1,512 as of June 30, 2010.  We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time.  We have been utilizing and may continue to utilize funds from Diane Harder, our sole officer and director, who has informally agreed to contribute funds to allow us to pay for offering costs, filing fees, and professional fees for no further consideration.  Ms. Harder, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the Company. The Company has no debt payable to Ms. Harder, and no proceeds of this offering will be used to repay any amounts Ms. Harder has contributed to the Company.

In order to achieve our business plan goals, we will need the funding from this offering and substantial additional funding. We are a development stage company and have generated no revenue to date.

We believe that we will be able to raise enough money through this Offering to further our business operations, but we cannot guarantee that completion of this Offering will allow us to stay in business after doing so.  If we are unable to successfully generate revenues we may quickly use up the proceeds from this Offering and will need to find alternative funding sources. At the present time, we have not made any arrangements to raise additional funds other than through this Offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the maximum amount of $80,000 from this Offering, we expect that it will last a maximum of twelve months without additional funding.  If we only raise the amount of $40,000 from this Offering we will need to raise additional funds within the next six months to meet the expenditures required for operating our business.  Our specific goal upon completion of this Offering is to protect our intellectual property through the pursuit of utility patent applications, invest in research and development, pay legal and accounting costs and fees, develop a website, establish an office and pay for operating expenses as follows:

Patent Protection

We currently own patent rights to two technologies.  The technologies were the subject of two provisional patent applications each filed on July 23, 2009.  The provisional patents expired, and were re-filed with a new filing date of August 6, 2010.  Provisional patent applications are not examined for patentability and become abandoned not later than 12 months after their filing date.  Within the 12 month period that the provisional patent applications are effective, corresponding utility patent applications must be filed in order to preserve the early filing date established by the provisional application.  It is our intention to utilize funds from this Offering to file utility patent applications for our technologies prior to August 6, 2011.  However, in the event that we do not raise enough funds to file our utility patent applications prior to August 6, 2011, we may file new provisional applications, or utility patent applications which would have a later filing date and may have a material adverse affect on our ability to protect our technologies.

Research and Development

We do not expect the funds we raise in this Offering to be sufficient to fully develop our technologies.  The majority of research and development costs will be paid to third party firms for engineering services.  We do not expect to have enough funds to fully develop any of our technologies into a viable product during fiscal year 2010, and we will need to raise additional funding to have a viable product to bring to market.

Office Establishment

Upon the completion of the offering, we plan to establish our office and acquire the necessary equipment we need to expand operations. We believe that it will cost approximately $2,500 and up to to $20,000 to establish and support our office over the 12 months following completion of this Offering. Currently all operations are carried out at the premises of our sole officer and director.  We have no intentions to hire any employees until such time as we commence full operations; until such time our sole officer and director will handle our administrative duties.

Website Development

After our office is established we plan to develop our website. Our website will display information about our products, technologies and us and other information. We plan to subscribe for a website search optimizing service to increase the frequency our website is displayed to our potential customers when they search for key words related to our technologies.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the Registrant’s financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Changes in and Disagreements with Accountants

None.

Quantitative and Qualitative Disclosures about Market Risk

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide the information required by this item.

Directors and Executive Officers

Our executive officer and director and her age as of the date of this prospectus are as follows:

Name	Age	Position
Diane L. Harder	72	President, Director

The director will serve as director until our next annual shareholder meeting or until a successor is elected who accepts the position. Directors are elected for one-year terms. Officers hold their positions at the will of the Board of Directors, absent any employment agreement.  There are no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

Diane L. Harder, President and Director

Since December 18, 2008, Ms. Harder has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer, Principal Accounting Officer and sole member of our Board of Directors. Ms. Harder has been working in the medical field at various nursing facilities since receiving her Certified Nursing Assistant (“CNA”) license in 1972.  From 2004 through 2006 Ms. Harder worked as a CNA at Sullivan Park Care Center in Spokane Washington.  From 2006 through 2008 Ms. Harder worked as a CNA at Madison Nursing Home in Spokane WA.  Neither Sullivan Park Care Center nor Madison Nursing Home is a parent, subsidiary, or other affiliate of NL One Corp.  In 2008, Ms. Harder retired from her position at Madison Nursing Home and began working at solutions to problems she encountered in the nursing profession.  Ms. Harder devotes approximately 15 hours per week to our operations, and will devote additional time as required.  Ms. Harder is not an officer or director of any other reporting company.  The Company has concluded that because of Ms. Harder’s experience as a CNA, and her understanding of the Company’s technologies, that she should serve as director of the Company.

To the best of our knowledge, none of our directors or executive officers, during the past ten years, has been involved in any legal proceeding of the type required to be disclosed under applicable SEC rules, including:

1.
Any petition under the Federal bankruptcy laws or any state insolvency law being filed by or against, or a receiver, fiscal agent or similar officer being appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Conviction in a criminal proceeding, or being a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
Being the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.
Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or
iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.
Being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (3)(i) of this section, or to be associated with persons engaged in any such activity;

5.
Being found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.
Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.
Being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or
ii.
Any law or regulation respecting financial institutions or insurance companies  including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.
Being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Executive Compensation

There are no formal written employment arrangements in place. We do not have any agreements or understandings that would change the terms of compensation during the course of a year.

The table below shows what we have paid to our directors since our inception on October 17, 2007 through June 30, 2010.

Summary Compensation Table

Name & Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs ($)	LTIP Payouts ($)	All Other Compensation ($)
John Vanhara, President & Director	10-17-07 (inception) to 12-18-08	0	0	0	0	0	0	0

Diane Harder, President & Director	12-18-08 to 06-30-10	0	0	0	0	0	0	0

Compensation Committee Interlocks and Insider Participation

The Company’s Board of Directors does not have a compensation committee, and no member of the Company’s Board of Directors has performed functions equivalent to a compensation committee.   During the period ending June 30, 2010, our sole executive officer was also the sole member of our board of directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the ownership, as of September 30, 2010 of our common stock by our directors, and by all executive officers and directors as a group, and by each person known to us who is the beneficial owner of more than 5% of any class of our securities. As of September 30, 2010 there were 34,888,000 common shares issued and outstanding. To the best of our knowledge, all persons named have sole voting and investment power with respect to the shares, except as otherwise noted.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class Before Offering	Percent of Class After Offering if Maximum Number of Shares Sold
Common	Diane L. Harder	20,008,000	57.35%	51.45%
	All Officers and Directors as a Group	20,008,000	57.35%	51.45%

Certain Relationships and Related Transactions

In December 2008, the Company issued 8,000 common shares to the Company’s President, Ms. Harder, at $.0625 per share, in exchange for $500.

In May 2009, Ms. Harder, contributed $100 to open one of the Company’s bank accounts for no consideration.  The $100 is considered a capital contribution, and there is no debt payable to Ms. Harder in conjunction with the contribution.

On July 20, 2009, the Company entered into an assignment agreement with its Ms. Harder, whereby Ms. Harder assigned to the Company all title, right, and interest in and to the following two inventions: (i) Non-Invasive Blood Glucose Level Tester; and (ii) Thermal Detection of Intravenous Infiltration, in exchange for 20,000,000 shares of the Company’s common stock

In September 2009 Ms. Harder contributed an additional $5,000 to fund operations.   Both contributions were made in exchange for no further consideration. The $5,000 is considered a capital contribution, and there is no debt payable to Ms. Harder in conjunction with the contribution.

On January 19, 2010, Ms. Harder contributed $3,000 to the Company in exchange for no further consideration. The $3,000 is considered a capital contribution, and there is no debt payable to Ms. Harder in conjunction with the contribution.

On April 2, 2010, Ms. Harder contributed $2,500 to the Company in exchange for no further consideration.  The $2,500 is considered a capital contribution, and there is no debt payable to Ms. Harder in conjunction with the contribution.

Director Independence

Under NASDAQ rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation.  Our sole director, Diane L. Harder is also our sole officer.   As a result, we do not have any independent directors.

Additional Information

We have filed with the Commission a registration statement on Form S-1 under the 1933 Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this prospectus, reference is made to the registration statement.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at: 1-800-SEC-0330.  The Commission maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

Exhibits and Financial Statement Schedules

Financial Statements

NL One Corporation
(A Development Stage Company)

Financial Statements (Unaudited)

For the Period from October 17, 2007
(Inception) through June 30, 2010

NL One Corporation
(A Development Stage Company)

Index to Financial Statements (Unaudited)

For the Period from October 17, 2007
(Inception) through June 30, 2010

Balance Sheets (Unaudited) as of June 30, 2010 and December 31, 2009	F-4

Statements of Operations (Unaudited) for the three month period ended June 30, 2010, and for the three month period ended June 30, 2009, and for the six month period ended June 30, 2010, and for the six month period ended June 30, 2009, and for the period from October 17, 2007 (Inception) to June 30, 2010
F-5

Statements of Cash Flows (Unaudited) for the six month period ended June 30, 2010, and for the six month period ended June 30, 2009, and for the period from October 17, 2007 (Inception) to June 30, 2010
F-6

Statement of Changes in Stockholders’ Equity (Unaudited) for the period from October 17, 2007 (Inception) to June 30, 2010	F-7

Notes to the Financial Statements (Unaudited)	F-8 - F-13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors and Stockholders of
NL One Corporation
Las Vegas, NV

We have audited the accompanying balance sheets of NL One Corporation (a development stage company) (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended, and for the period of October 17, 2007 (date of inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, based on our audit, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and cash flows for the years then ended, and for the period of October 17, 2007 (date of inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has not generated revenues from operations and has incurred net losses since inception. This raises substantial doubt about the Company's ability to meet its obligations and to continue as a going concern. Management's plans in regard to this matter are described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, UT
March 5, 2010

NL One Corporation
(A Development Stage Company)
Balance Sheets

	June 30, 2010	December 31, 2009
	(Unaudited)
ASSETS
Current assets:
Cash	$1,512	$6,881
Total current assets	1,512	6,881

Other assets:
Intangible assets (Note 3)	1,820	1,820
Total assets	$3,332	$8,701

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$9,491	$1,600
Total current liabilities	9,491	1,600

Stockholders' Equity (Deficit): (Note 4)
Preferred stock, par value $.0001, 10,000,000 shares authorized, none issued and outstanding as of June 30, 2010 and December 31, 2009	-	-
Common stock, par value $.0001, 80,000,000 shares authorized, 34,888,000 and 8,000 issued and outstanding as of June 30, 2010 and December 31, 2009	3,489	3,489
Additional paid-in capital	9,471	3,971
Deficit accumulated during the development stage	(19,119)	(359)
Total stockholders' equity (deficit)	(6,159)	7,101
Total liabilities and stockholders' equity (deficit)	$3,332	$8,701

See accompanying notes to the financial statements (Unaudited).

NL One Corporation
(A Development Stage Company)
Statements of Operations (Unaudited)

	For the Three Month Period Ended June 30, 2010	For the Three Month Period Ended June 30, 2009	For the Six Month Period Ended June 30, 2010	For the Six Month Period Ended June 30, 2009	For the Period from October 17, 2008 (Inception) through June 30, 2010

Revenues:	$-	$-	$-	$-	$-

Operating expenses:
Selling, general and administrative	12,593	-	18,760	234	19,119
Operating loss before income taxes	(12,593)	-	(18,760)	(234)	(19,119)

Income tax (expense) benefit	-	-	-	-	-

Net loss available to common stockholders	$(12,593)	$-	$(18,760)	$(234)	$(19,119)

Basic and diluted loss per common share	$(0.00)	$(0.00)	$(0.00)	$(0.03)

Weighted average shares outstanding	34,888,000	8,000	34,888,000	8,000

See accompanying notes to the financial statements (Unaudited).

NL One Corporation
(A Development Stage Company)
Statements of Cash Flows (Unaudited)

	For the Six Month Period Ended June 30, 2010	For the Six Month Period Ended June 30, 2009	For the Period from October 17, 2008 (Inception) through June 30, 2010

Cash flows from operating activities:
Net loss	$(18,760)	$(234)	$(19,119)
Adjustments to reconcile net loss to net cash used in operating activities:
Subscriptions receivable	-	-	-
Accounts payable	7,891	-	9,491
Net cash provided by operating activities	(10,869)	(234)	(9,628)

Cash flows from investing activities:
Purchase of intangible assets	-	-	(1,820)
Net cash used in investing activities	-	-	(1,820)

Cash flows from financing activities:
Issuance of common stock for cash	-	600	2,360
Capital contributions	5,500	-	10,600
Net cash provided by financing activities	5,500	600	12,960

Net increase in cash	(5,369)	366	1,512
Cash at beginning of period	6,881	-	-
Cash at end of period	$1,512	$366	$1,512

Non-Cash Investing and Financing Activities:	$-	$-	$-

Supplemental Disclosures:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

See accompanying notes to the financial statements (Unaudited).

NL One Corporation
(A Development Stage Company)
Statements of Changes in Stockholders' Equity (Unaudited)
For the Period from October 17, 2007 (Inception) through June 30, 2010

	Common Shares
	Shares	Amount	Additional Paid in Capital	Deficit Accumulated During the Development Stage	Total Stockholders' Equity

Balance, October 17, 2007 (Inception)	-	$-	$-	$-	$-
Net loss for the period	-	-	-	-	-
Balance, December 31, 2007	-	-	-	-	-

Common stock issued for cash at $.0625 per share, December 19, 2008	8,000	1	499	-	500
Net loss for the year ended December 31, 2008	-	-	-	-	-
Balance, December 31, 2008	8,000	1	499	-	500

Common stock issued for cash at $.000125 per share	14,880,000	1,488	372	-	1,860
Common stock issued at $.000013 for intangible assets acquired from President	20,000,000	2,000	(2,000)	-	-
Contributed capital	-	-	5,100	-	5,100
Net loss for the year ended December 31, 2009	-	-	-	(359)	(359)
Balance, December, 31, 2009	34,888,000	3,489	3,971	(359)	7,101

Contributed capital	-	-	5,500	-	5,500
Net loss for the six month period ended June 30, 2010	-	-	-	(18,760)	(18,760)
Balance, June 30, 2010	34,888,000	$3,489	$9,471	$(19,119)	$(6,159)

See accompanying notes to the financial statements (Unaudited).

NL One Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from October 17, 2007 (Inception) through June 30, 2010

1)	ORGANIZATION

Formerly known as Nevada Legacy Enterprises Corporation, NL One Corporation (the “Company”) was incorporated on October 17, 2007 in the State of Nevada.  The Company’s accounting and reporting policies conform to accounting principles generally accepted in the United States of America, and the Company’s fiscal year end is December 31.

The information furnished in the interim condensed financial statements includes normal recurring adjustments and reflects all adjustments, which, in the opinion of management, are necessary for a fair presentation of such financial statements.  Although management believes the disclosures and information presented are adequate to make the information not misleading, it is suggested that these interim condensed financial statements be read in conjunction with the Company's audited financial statements and notes thereto included in its most recent Form S-1.

The Company’s intended operations are to develop, patent and market innovative technologies and particularly, products in the fiber optic and electronic fields.  The Company currently owns patent pending technologies, acquired through a stock exchange transaction with its President (see Note 3), which technologies are focused primarily on the healthcare industry.  To date, the Company’s activities have been limited to its formation, minimal operations, and the raising of equity capital.

DEVELOPMENT STAGE COMPANY

The Company is considered to be in the development stage as defined in ASC 915 “Accounting and Reporting by Development Stage Enterprises”.  The Company’s efforts have been devoted primarily to raising capital, borrowing funds and attempting to implement its planned, principal activities.

2)	SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  The Company’s periodic filings with the Securities

NL One Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from October 17, 2007 (Inception) through June 30, 2010

3)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES (CONTINUED)

and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.  The Company had $1,512 and $6,881 in cash and had no cash equivalents as of June 30, 2010, and December 31, 2009, respectively.

CONCENTRATIONS OF CREDIT RISK

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents and related party payables it will likely incur in the near future.  The Company places its cash and cash equivalents with financial institutions of high credit worthiness.  At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits.  The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In June 2009, the FASB established the Accounting Standards Codification (“Codification” or “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”). Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants. Existing GAAP was not intended to be changed as a result of the Codification, and accordingly the change did not impact our financial statements. The ASC does change the way the guidance is organized and presented.

NL One Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from October 17, 2007 (Inception) through June 30, 2010

4)	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS (CONTINUED)

Statement of Financial Accounting Standards (“SFAS”) No. 165 (ASC Topic 855), “Subsequent Events,” SFAS No. 166 (ASC Topic 810), “Accounting for Transfers of Financial Assets-an Amendment of FASB Statement No. 140,” SFAS No. 167 (ASC Topic 810), “Amendments to FASB Interpretation No. 46(R),” and SFAS No. 168 (ASC Topic 105), “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles- a replacement of FASB Statement No. 162” were recently issued. SFAS No. 165, 166, 167, and 168 have no current applicability to the Company or their effect on the financial statements would not have been significant.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASC Topic 605), Multiple Deliverable Revenue Arrangements, ASU No. 2009-14 (ASC Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No. 2010-08 which contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued. These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

5)	ASSIGNMENT OF INVENTIONS

On July 20, 2009, the Company entered into an assignment agreement with its President, whereby the Company’s President assigned to the Company all title, right, and interest in and to the following two inventions: (i) Non-Invasive Blood Glucose Level Tester; and (ii) Thermal Detection of Intravenous Infiltration, in exchange for 20,000,000 shares of the Company’s common stock (see Note 4).  Since the President’s historical cost basis of the inventions is $0, and neither the value of the common stock issued by the Company nor the inventions is objectively measureable, the Company has offset the common stock’s par value of $2,000 with a corresponding amount recorded in additional paid in capital, resulting in a net transaction value of $0.  Furthermore, there was no legal entity in existence prior to the aforementioned assignment of the two inventions and, accordingly, no predecessor operating activities have been included, or combined with, the Company’s operating activities presented.

On July 23, 2009, the Company capitalized $1,820 in legal and other fees incurred to obtain patents on the inventions acquired by the President.  Once the patents are granted,

NL One Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from October 17, 2007 (Inception) through June 30, 2010

6)	STOCKHOLDERS’ EQUITY (CONTINUED)

the Company will amortize total capitalized costs over the shorter of the useful or legal life, and will also analyze the costs for impairment on a quarterly basis.

AUTHORIZED STOCK

In January 2009, the Company amended its Articles of Incorporation, and as a result, increased its authorized common shares from 1,000 to 10,000,000.  The Company’s common shares have a par value of $.0001 per share, and each common share of the
Company entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder is sought.

In February 2010, the Company further amended its Articles of Incorporation, whereby the Company authorized 10,000,000 preferred shares with a par value of $.0001 per share, and approved an 8:1 forward split of the Company’s common stock.  As a result, effective February 4, 2010, each issued and outstanding share of the Company’s common stock was automatically converted to 8 shares of common stock, and authorized common shares of the Company increased from 10,000,000 to 80,000,000.  Par value remained at $.0001 (see Note 7).  The stock split has been retroactively applied to all periods presented and all share issuances described in the audited financial statements and footnotes are assumed to be post-split unless otherwise indicated.

SHARE ISSUANCES

In December 2008, the Company issued 8,000 common shares to its President, at $.0625 per share, in exchange for $500.  This amount was received in January 2009.  Accordingly, the Company recorded a subscriptions receivable amount, totaling $500 as of December 31, 2008.  Since the funds were received the month following issuance and prior to the publication of these audited financial statements, the subscription receivable has been reported as a current asset.

In July 2009, the Company issued 20,000,000 common shares to its President, at $.000125 per share, in exchange for the assignment of all title, right, and interest in two patent pending technologies (see Note 3).

On various dates in August 2009, the Company issued 14,880,000 common shares to affiliates of the Company’s President, at $.000125 per share, in exchange for $1,860.

NL One Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from October 17, 2007 (Inception) through June 30, 2010

4)	STOCKHOLDERS’ EQUITY (CONTINUED)

SHARE ISSUANCES (CONTINUED)

As of June 30, 2010 and December 31, 2009, the Company had issued and outstanding 34,888,000 and 8,000 shares of common stock, respectively.  The Company has not issued any shares of preferred stock since inception.

The Company has no stock option plan, warrants or other dilutive securities.

CAPITAL CONTRIBUTIONS

In May 2009, the Company’s President contributed $100 to open one of the Company’s bank accounts.  In September 2009, the President contributed an additional $5,000 to fund operations.   Further, in January and April, 2010, the President contributed $3,000 and $2,500, respectively, to continue to fund Company operations.  In each instance, contributions by the President were made in exchange for no further consideration nor issuance of shares, and these amounts have been recorded in additional paid-in capital as of June 30, 2010.

5)	PROVISION FOR INCOME TAXES

The Company recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes. Deferred taxes are provided in the financial statements under ASC 718-740-20 to give effect to the resulting temporary differences which may arise from differences in the basis of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

Minimal development stage deferred tax assets arising as a result of net operating loss carry-forwards have been offset completely by a valuation allowance due to the uncertainty of their utilization in future periods.  Operating loss carry forwards totaled $19,119 for the period from October 17, 2007 (Inception) through June 30, 2010 and will begin to expire in 2027.  Accordingly, deferred tax assets of approximately $6,692 were offset by a valuation allowance, which increased by approximately $6,500 for the six- month period ended June 30, 2010.

The Company adopted the provisions of uncertain tax positions as addressed in ASC 740-10-65-1, on December 31, 2004. As a result of the implementation of ASC 740-10-65-1,

NL One Corporation
(A Development Stage Company)
Notes to the Financial Statements (Unaudited)
For the Period from October 17, 2007 (Inception) through June 30, 2010

5)	PROVISION FOR INCOME TAXES (CONTINUED)

the Company recognized approximately no increase in the liability for unrecognized tax benefits.

The Company has no tax position as of June 30, 2010 or December 31, 2009 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. No such interest or penalties were recognized during the periods presented. The Company had no accruals for interest and penalties at June 30, 2010 and December 31, 2009. The
Company’s utilization of any net operating loss carry forward may be unlikely as a result of its intended development stage activities.

6)	GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business.  As of June 30, 2010, the Company has a working capital deficit of $7,979 and an accumulated deficit of $19,119.  The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the next twelve months.

The ability of the Company to emerge from the development stage is dependent upon, among other things, obtaining additional financing to continue operations, develop, patent and market its two patent pending technologies.  In response to these problems, management intends to raise additional funds through public or private placement offerings.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

7)	SUBSEQUENT EVENTS

The Company has evaluated its subsequent events from the balance sheet date through the date of this report and determined there are no additional events to disclose.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the various costs and expenses in connection with the sale and distribution of the Common Stock being registered.  All amounts shown are estimates except the Securities and Exchange Commission registration fee.  The costs and expenses set forth below include the costs attributable to the registration of shares for the Company’s Offering as well as the Selling Shareholders, which expenses shall be paid borne entirely by the Company.

Cost to Company
SEC Registration Fee	$27
Printing and Edgarizing expenses	$1,000
Legal fees and expenses	$7,500
Accounting fees and expenses	$3,500
Transfer agent	$500
Stock certificates	$200
Miscellaneous	$73

Total	$12,800

Indemnification of Officers and Directors

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we must indemnify him/her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Disclosure of Commission Position Of Indemnification For Securities Act Liabilities

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Recent Sales of Unregistered Securities

December 18, 2008, the Company sold 8,000 shares of its common stock, par value $.0001 per share, to its sole Director and Officer Diane Harder.  Total consideration received from this offering was $500.

In July of 2009, the Company issued 20,000,000 shares of its common stock, par value $.0001 per share, to its sole Director and Officer Diane Harder.  The shares were issued in consideration of Ms. Harder’s assignment to the Company of all right and title in two patent applications owned by Ms. Harder.

In August of 2009, the Company completed an offering of 14,880,000 shares of its common stock, par value $.0001 per share, to friends and business associates of our Director, Diane Harder.  Total consideration received from this offering was $1,860.

The offers, sales, and issuances of the securities described above were deemed to be exempted from registration under the Securities Act of 1933 (the “Securities Act”) in reliance Section 4(2) of the Securities Act in that the issuance of securities to the recipients did not involve a public offering. Appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was either an accredited investor or was provided the information specified in paragraph (b)(2) of Rule 502 of the Securities Act.

Exhibits
The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-K.

Exhibit Number	Document Description
3.1	Articles of Incorporation
3.2	Bylaws
4.1	Specimen Stock Certificate
5.1	Opinion of the law firm of Befumo & Schaeffer, PLLC, regarding the legality of the securities being registered.
10.1	Assignment Agreement between Registrant and Diane L. Harder
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC
23.2	Consent of the law firm of Befumo & Schaeffer, PLLC
99.1	Subscription Agreement

Undertakings

The undersigned Registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
b)
reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

c)
include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	any free writing prospectus relating to the Offering prepared by or on our behalf or used or referred to by us;
iii.	the portion of any other free writing prospectus relating to the Offering containing material information about us or our securities provided by or on behalf of us; and
iv.	any other communication that is an offer in the Offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or control person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this Form S-1 Registration Statement and has duly caused this Form S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Washington, DC, on this 12th day of October, 2010.

NL ONE CORPORATION

BY: /s/ Diane. L. Harder
Diane L. Harder, President, Director, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Form S-1 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Diane L. Harder	President, Director	October 12, 2010
Principal Executive Officer, Principal
Financial Officer, Principal Accounting Officer